                                                                  EXHIBIT 4.3

                                                                  EXECUTION COPY

                           PLEDGE AND ESCROW AGREEMENT


                  THIS PLEDGE AND ESCROW AGREEMENT (this "Pledge Agreement") is made and entered into as of July 30, 1996 by and among InterMedia Capital Partners IV, L.P., a California limited partnership ("ICP-IV"), having its principal office at 235 Montgomery Street, Suite 420, San Francisco, California 94104, and InterMedia Partners IV Capital Corp., a Delaware corporation ("IPCC" and, together with ICP-IV, the "Pledgors"), having its principal office at 235 Montgomery Street, Suite 420, San Francisco, California 94104, in favor of The Bank of New York, a New York banking corporation ("The Bank of New York"), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as collateral agent (in such capacity, the "Collateral Agent") and The Bank of New York, as trustee (in such capacity, the "Trustee") under the Indenture (as defined herein) for the benefit of the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgors.


                               W I T N E S S E T H


                  WHEREAS, the Pledgors and the Trustee have entered into that certain indenture dated as of July 30, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgors are issuing on the date hereof up to $292,000,000 in aggregate principal amount of 11 1/4% Senior Notes Due 2006 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

                  WHEREAS, the Pledgors agreed, pursuant to the Indenture, to
(i) purchase a portfolio of securities, initially consisting of cash and securities that are direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged (the "Government Securities"), including any Marketable Securities (as defined in the Indenture) substituted in respect thereof (collectively, the "Pledged Securities"), in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgors that is attached hereto as Annex I, to provide for payment in full of the first six scheduled interest payments due on the Notes and (ii) place such Pledged Securities in an account held by the Collateral Agent for the benefit of Holders of the Notes; and

                  WHEREAS, the Pledgors are the legal and beneficial owners of the Pledged Securities; and

                  WHEREAS, to secure their now existing and hereafter arising absolute and contingent obligations under this Pledge Agreement, the Indenture and the Notes (the "Obligations"), the Pledgors have agreed to (i) pledge to the Collateral Agent for its benefit and the ratable benefit of the Holders of Notes, and grant to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the ratable benefit of the Holders of Notes, a security interest in the Pledged Securities and the Pledge Account (as defined below) and
(ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgors of all such Obligations.

                                    AGREEMENT

                  NOW, THEREFORE, in order to induce the Holders of Notes to purchase the Notes, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgors hereby agree with the Collateral Agent for its benefit, for the benefit of the Trustee and for the ratable benefit of the Holders of Notes, as follows:

                  SECTION 1. Pledge and Grant of Security Interest. The Pledgors hereby pledge to the Collateral Agent, and grant to the Collateral Agent, a continuing first priority security interest in and to (a) all of the Pledgors' right, title and interest in the Pledged Securities, the Pledge Account and all money delivered to the Collateral Agent by the Pledgors for deposit in the Pledge Account, (b) the certificates or other evidence of ownership representing the Pledged Securities and/or the Pledge Account and (c) except as otherwise provided herein, all proceeds of any of the foregoing, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral").

                  SECTION 2. Security for Obligations. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

                  SECTION 3. Delivery of Collateral; Pledge Account; Interest; Substitution of Collateral.

                  3.1 (a) All money included in the Collateral shall be delivered to and held by the Collateral Agent pursuant hereto.

                      (b) All certificated securities included in the Collateral shall either be: (i) delivered to and held by the Collateral Agent and registered in the name of the Collateral Agent or, if requested by the Collateral Agent, registered to bearer or in the name of the Collateral Agent's nominee, or (ii) with the consent of the Collateral Agent, delivered to and held by a clearing corporation, a custodian or a nominee of either which is subject to the control of such clearing corporation with which the Collateral Agent (or its nominee) maintains an account (each of the foregoing, an "Approved Depository"), in bearer form, indorsed in blank or registered in the name of such Approved Depository, and in each of the foregoing cases in this clause (ii) credited to an account in the name of the Collateral Agent (or its nominee) and, as applicable, subtracted from the account(s) of the applicable Pledgor(s) maintained with such Approved Depository.

                      (c) All instruments representing or evidencing any portion of the Collateral shall be delivered to and held by the Collateral Agent pursuant hereto and shall be duly indorsed in blank or to the order of the Collateral Agent, its nominee or bearer, as the Collateral Agent may request.

                           (d) All Government Securities included in the Collateral shall be registered in the name of the Collateral Agent on the records of the Federal Reserve Bank of New York. All other uncertificated securities, if any, included in the Collateral shall be registered in the name of the Collateral Agent, its nominee or an Approved Depositary on the books of the issuer of such uncertificated securities.

                  3.2 Concurrently with the execution and delivery hereof, the Collateral Agent shall establish an account for the deposit of the Pledged Securities (the "Pledge Account") at its office at 101 Barclay Street, New York, New York 10286. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Collateral Agent and the ratable benefit of the Holders of Notes.

                  3.3 All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

                  3.4 At any time while the Pledge Agreement is in force, the Pledgors may substitute Marketable Securities (as defined in the Indenture) for the Government Securities (as defined in the Indenture) originally pledged as collateral hereunder; provided, however that the Marketable Securities so substituted must have a fair market value (as defined in the Indenture) (measured at the date of substitution), in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgors, at least equal to 125.0% of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable Securities) as of the date such Marketable Securities are proposed to be substituted as security hereunder. Concurrently with such substitution, each of the Pledgors shall deliver to the Collateral Agent a certificate signed by the general partner or an executive officer, as applicable, of such Pledgor reaffirming the representations and warranties set forth in Sections 5(1) through (7) hereof, and an opinion of counsel stating that the Collateral Agent has a perfected lien in such Marketable Securities. The Collateral Agent hereby confirms such pledge and security interest (whether of Collateral now owned or hereafter acquired) to the Trustee and the Holders of the Notes.

                  3.5 Pending disbursement of funds from the Pledge Account as contemplated hereby, the Collateral Agent shall, if requested in writing by the Pledgors (such request to specify the particular investment), reinvest any interest payments received in respect of the Pledged Securities in Marketable Securities; provided that any amounts so reinvested and the securities acquired thereby must be (a) held as Collateral in the Pledge Account, (b) subject to the first priority perfected security interest of the Collateral Agent created hereby and (c) otherwise subject to the terms hereof.

                  SECTION 4.        Disbursements.

                  4.1 Upon the date when each of the first six scheduled interest payments is due on the Notes and without notice from Pledgors, the Collateral Agent shall transfer to the Trustee, in its capacity as Paying Agent under the Indenture, cash from the Pledge Account to provide for payment in full of such scheduled interest payment on the Notes and the Paying Agent shall apply the proceeds thereof to such interest payment. If one Business Day prior to a scheduled interest payment date, the available cash in the Pledge Account is insufficient, and will be insufficient on the date of payment, to make a scheduled interest payment on the Notes, the Collateral Agent shall liquidate such portion of the Pledged Securities necessary to generate net cash proceeds in an amount equal to such scheduled interest payment (liquidiating those securities with the earliest maturity dates first). The Collateral Agent and the Trustee shall take any action necessary to provide for the payment of such interest payment on the Notes directly to the Holders of Notes from proceeds of the Pledged Securities in the Pledge Account.

                  4.2 If either of the Pledgors makes any interest payment on the Notes or portion of such an interest payment for which the Pledged Securities are collateral from a source of funds other than the Collateral ("Pledgor Funds"), the Pledgors may, after payment in full of such interest payment (whether from Pledgor Funds alone or Pledgor Funds and Collateral), deliver to the Collateral Agent written acknowledgement from the Paying Agent of its receipt of such funds, together with a written request for release of a portion of collateral not in excess of the Pledgor Funds so paid, whereupon the Collateral Agent is hereby authorized and directed to release to the Pledgors or to the order of the Pledgors an amount of funds and/or Pledged Securities from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of such a written request from the Pledgors and any other documentation reasonably satisfactory to the Collateral Agent to substantiate such expenditure of Pledgor Funds by the Pledgors (including the certificate described in the following sentence), the Collateral Agent shall take any action necessary to enable it to pay over to the Pledgors the requested amount. Concurrently with any release of funds to the Pledgors pursuant to this Section 4.2, the Pledgors shall deliver to each of the Collateral Agent and the Trustee a certificate signed by an Executive Officer (as defined in the Indenture) of each of the Pledgors stating that such use of Pledgor Funds has been duly authorized by all necessary action by each of the Pledgors, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of IPCC or the partnership agreement of ICP-IV or of any agreement, judgment, injunction, order, decree or other instrument binding upon either of the Pledgors or result in the creation or imposition of any Lien on any assets of either of the Pledgors.

                  4.3 If at any time the amount of Pledged Securities exceeds 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgors, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the sixth scheduled interest payment), the Pledgors may deliver such opinion to the Collateral Agent and the Collateral Agent is hereby authorized and directed to release any such overfunding to ICP-IV. Upon receipt of a request from the Pledgors and a copy of such opinion, the Collateral Agent shall pay over to the Pledgors any such overfunded amount.

                  4.4 Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement shall terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest, to either of the Pledgors or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

                  SECTION 5. Representations and Warranties. Each of the Pledgors hereby represents and warrants that:

                           (1) The execution, delivery and performance by the Pledgors of this Pledge Agreement are within each of the Pledgors' corporate and/or limited partnership powers, as applicable, have been duly authorized by all necessary corporate and/or partnership action, as applicable, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of IPCC or the partnership agreement of ICP-IV or of any agreement, judgment, injunction, order, decree or other instrument binding upon either of the Pledgors or result in the creation or imposition of any Lien on any assets of either of the Pledgors, except for the security interests granted under this Pledge Agreement.

                           (2) The Pledgors are the legal and beneficial owners of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). In the 21 days preceding the date hereof, neither of the Pledgors has agreed to grant any Lien on the Collateral to any Person other than the Collateral Agent. No financing statement covering the Pledged Securities is on file in any public office other than the financing statements filed pursuant to this Pledge Agreement.

                           (3) This Pledge Agreement has been duly executed and delivered by each of the Pledgors and constitutes a valid and binding obligation of each of the Pledgors, enforceable against each of the Pledgors in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

                           (4) Upon the delivery to the Collateral Agent of the certificates representing the Pledged Securities and any filing of financial statements required by the Uniform Commercial Code (the "UCC"), the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgors and any persons purporting to purchase any of the Collateral from the Pledgors other than as permitted by the Indenture.

                           (5) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
         (a) for the pledge by the Pledgors of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors (except for any filings necessary to perfect Liens on the Collateral) or (b) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                           (6) No litigation, proceeding or, to the knowledge of Pledgors, investigation of or before any arbitrator or governmental authority is pending or, to the knowledge of either of the Pledgors, threatened by or against the Pledgors with respect to this Pledge Agreement or any of the transactions contemplated hereby, except as disclosed in the Offering Memorandum.

                           (7) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

                  SECTION 6. Further Assurance. Each of the Pledgors shall, promptly upon request by the Collateral Agent or the Trustee, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent or the Trustee, as applicable, deliver any instruments to such Collateral Agent or Trustee and take any other actions that are necessary or, in the reasonable opinion of such Collateral Agent or Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgors also hereby authorize the Collateral Agent to file any financing or continuation statements with respect to, and to deliver appropriate notices of the transfer and grant of a security interest in, the Collateral without the signature of the Pledgors (to the extent permitted by applicable law). The Pledgors shall pay all costs incurred by the Collateral Agent or either of them in connection with any of the foregoing.

                  SECTION 7. Covenants. Each of the Pledgors covenants and agrees with the Collateral Agent, the Trustee and the Holders of Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

                  (1) Each of the Pledgors agrees that it will not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owners of the Collateral.

                  (2) Each of the Pledgors agrees that it will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

                  SECTION 8. Power of Attorney. In addition to all of the powers granted to The Bank of New York as Trustee pursuant to Article 6 of the Indenture, the Pledgors hereby appoint and constitute The Bank of New York, in its capacity as Collateral Agent, as each of the Pledgors' attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of
Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; (d) making of any payments or taking any acts under Section 9 hereof and (e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the Obligations of the Pledgors to the Collateral Agent, due and payable immediately upon demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgors, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign each of the Pledgors' names on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign each of the Pledgors' names on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgors.

                  SECTION 9. Collateral Agent May Perform. If either of the Pledgors fails to perform any agreement contained herein in accordance with the terms hereof, the Collateral Agent may itself perform, or cause performance of, but shall have no liability whatsoever for its failure to so perform or cause performance of, such agreement, and the expenses of the Collateral Agent and its agents and attorneys incurred in connection therewith shall be payable by the Pledgors under Section 13 hereof.

                  SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith other than those imposed under applicable law. Except as provided by applicable law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property in similar situations, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. The Collateral Agent shall have no liability whatsoever for any fee, tax, loss, expense or other charge incurred with respect to any investment, reinvestment or liquidation of an investment hereunder. To the extent applicable, the Collateral Agent shall have the same protections as the Trustee under the Indenture.

                  SECTION 11. Indemnity. The Pledgors shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against any and all claims, actions, obligations and liabilities, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Collateral Agent's performance under this

Pledge Agreement, except to the extent that (i) with respect to Section 4.1 hereof, such claim, action, obligation or liability is directly attributable to the bad faith, negligence or willful misconduct of such indemnified person and
(ii) otherwise, with respect to this Pledge Agreement, such claim, action, obligation or liability is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person.

                  SECTION 12.       Remedies Upon Event of Default.

                  If an Event of Default under the Indenture shall have occurred and be continuing:

                           (1) Upon the acceleration of the Notes in accordance with the terms of the Indenture, the Collateral Agent shall, at the Trustee's direction, liquidate the Pledged Securities and pay the net cash proceeds thereof, together with any amounts in the Pledge Account, to the Paying Agent for application to the principal, interest and Liquidated Damages, if any, on the Notes to the date of such acceleration.

                           (2) The Collateral Agent, the Trustee and the Holders of Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through either of the Pledgors. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent shall give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgors as provided in Section
         15.1 herein, at least fifteen (15) days before the time of the sale or disposition. The Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                           (3) Each of the Pledgors further agree to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgors further agree that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent, the Trustee and the Holders of Notes, that the Collateral Agent, the Trustee and the Holders of Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against each of the Pledgors, jointly and severally, and each of the Pledgors hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 13. Expenses. The Pledgors shall upon demand pay to the Collateral Agent the agreed upon fees for all services rendered hereunder and the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Collateral Agent that the Collateral Agent may incur in connection with (a) the administration of this Pledge Agreement,
(b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Notes hereunder or (d) the failure by either of the Pledgors to perform or observe any of the provisions hereof.

                  SECTION 14. Security Interest Absolute. All rights of the Collateral Agent and the Holders of Notes and security interests hereunder, and all obligations of each of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

                           (1) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                           (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                           (3) any exchange, surrender, release or
         non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                           (4) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Obligations or of this Pledge Agreement.

                  SECTION 15.       Miscellaneous Provisions.

                  15.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder (collectively, "Notices") shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section
10.02 of the Indenture. If to the Collateral Agent, such Notices shall be sent in care of the Trustee in the manner and at the address set forth in such Section .

                  15.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of either of the Pledgors or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.

                  15.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  15.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  15.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  15.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  15.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgors from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and none of the Collateral Agent, the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  15.8 Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  15.9     Continuing Security Interest; Termination.

                           (1) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon each of the Pledgors, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the Trustee hereunder, to the benefit of the Collateral Agent, the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

                           (2) Subject to the provisions of Section 15.10 hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Collateral Agent shall, at the written request of the Pledgors, reassign and redeliver to the Pledgors all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Pledgors.

                  15.10 Survival of Provisions. All representations, warranties and covenants of each of the Pledgors contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement, provided, however, that the provisions of Sections 11 and 13 hereof shall survive the termination of this Pledge Agreement.



                 15.11 Waivers. Each of the Pledgors waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which either of the Pledgors might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  15.12    Authority of the Collateral Agent.

                           (1) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel of its selection and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent nor the Holders of Notes shall be liable to either of the Pledgors for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                           (2) The Pledgors acknowledge that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.

                  15.13 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

                  15.14 Final Expression. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  15.15 Rights of Holders of Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Collateral Agent under the Notes or the Indenture.

                  15.16 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (1) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGORS, THE COLLATERAL AGENT, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (2) EACH OF THE PLEDGORS AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS CAPACITY AS COLLATERAL AGENT OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST EITHER OF THE PLEDGORS OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. EACH OF THE PLEDGORS AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS THAT, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. EACH OF THE PLEDGORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE

COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (3) THE PLEDGORS AND THE COLLATERAL AGENT EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (4) EACH OF THE PLEDGORS AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO EITHER OF THE PLEDGORS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY EITHER OF THE PLEDGORS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (5) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, EACH OF THE PLEDGORS WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PLEDGORS WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN EITHER OR BOTH OF THE PLEDGORS ON THE ONE HAND AND THE COLLATERAL AGENT AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.


                            [signature page follows]

                 IN WITNESS WHEREOF, the Pledgors, the Collateral Agent and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                PLEDGORS:

                                INTERMEDIA CAPITAL PARTNERS IV, L.P.,
                                a California limited partnership

                                By: InterMedia Capital Management IV, L.P., a California limited partnership, as general partner of InterMedia
                                         Capital Partners IV, L.P.


                                         By: /s/ Leo J. Hindery, Jr.
                                            ------------------------------------
                                            Leo J. Hindery, Jr.
                                            Managing General Partner


                                INTERMEDIA PARTNERS IV CAPITAL CORP.,
                                a Delaware corporation


                                By: /s/ Leo J. Hindery, Jr.
                                   ---------------------------------------------
                                    Leo J. Hindery, Jr.,
                                    President



                                TRUSTEE:

                                THE BANK OF NEW YORK,
                                as Trustee


                                By: /s/ Vivian Georges
                                   -----------------------------
                                   Vivian Georges,
                                   Assistant Vice President



                                COLLATERAL AGENT:

                                THE BANK OF NEW YORK,
                                as Collateral Agent


                                By: /s/ Vivian Georges
                                   -----------------------------
                                   Vivian Georges,
                                   Assistant Vice President